TABLE OF CONTENTS Page OUR UPPERMOST FINANCIAL OBJECTIVE AND OUR STRATEGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 LETTER FROM CEO ROBERT KEANE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 SUMMARY CONSOLIDATED RESULTS: 3-YEAR TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 INCOME STATEMENT HIGHLIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 CASH FLOW AND RETURN ON INVESTED CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 ADJUSTED EBITDA, DEBT AND SHARE REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 SEGMENT RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 VISTAPRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 UPLOAD AND PRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 NATIONAL PEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 ALL OTHER BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 CENTRAL AND CORPORATE COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 CURRENCY IMPACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 OUTLOOK UPDATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 INCOME STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25 CASH FLOW STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 ABOUT NON-GAAP MEASURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29 ABOUT CIMPRESS, SAFE HARBOR STATEMENT AND CONTACT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 39 Page 2 of 39

CIMPRESS' UPPERMOST FINANCIAL OBJECTIVE Our uppermost financial objective is to maximize our intrinsic value per share (“IVPS”). We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as free cash flow plus cash interest expense related to borrowing. We endeavor to make all financial decisions in service of this priority. As such, we often make decisions that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term operating income, net income, EPS, Adjusted Net Operating Profit (Adjusted NOP), Adjusted EBITDA, and cash flow. IVPS is inherently long term in nature. Thus an explicit outcome of this is that we accept fluctuations in our financial metrics as we make investments that we believe will deliver attractive long-term returns on investment. OUR STRATEGY Cimpress invests in and builds customer-focused, entrepreneurial, mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress through a select few shared strategic capabilities that have the greatest potential to create company-wide value. We limit all other central activities to only those which absolutely must be performed centrally. Page 3 of 39

LETTER FROM ROBERT Dear Investor, We had a poor quarter, the worst in a long time. • Consolidated revenue grew 8% year over year in Q2 FY2019, and organic constant-currency revenue grew 6%, compared to 32% and 11%, respectively, in Q2 FY2018. ◦ Vistaprint’s reported revenue growth was 1% and organic constant-currency revenue growth was 3%. ◦ Vistaprint consumer product bookings, which represent a larger percentage of bookings in the December quarter, declined by about 2% in constant currency. • Operating income was $90.6 million in Q2 FY2019 versus $72.7 million in the same period last year and Adjusted Net Operating Profit (NOP) was $115.1 million, versus $93.7 million last year. These headline figures mask underlying weakness since they include a reversal of $15.4 million in share-based compensation expense, a $12.0 million timing-related benefit of the adoption of a new accounting standard, and the first-time inclusion of BuildASign profits. • Cash flow from operations was $183.3 million and free cash flow was $154.8 million in Q2 FY2019, growing year over year, respectively, from $160.4 million and $132.7 million. However, these increases were primarily driven by working capital favorability and the addition of BuildASign. As you will recall, we were also disappointed with our revenue growth last quarter. Our deteriorating performance over the past six plus months led to some serious soul searching about the root causes and what we will do about them. Many of our challenges are within our control as described in this letter. Others are external in nature: competitors that drive up the cost of advertising and drive down the price to customers, and key input costs such as paper are increasing. These challenges drive a need for urgency, focus, and operational excellence. Below is a summary of actions we have implemented so far. Vistaprint Transition I am proud of the progress Vistaprint has made over the past several years to passionately serve small business owners with an increasingly broad and deep product assortment and materially improved customer service levels and net promoter scores. However, some of Vistaprint’s key foundational basics either have not progressed rapidly enough or have deteriorated while Vistaprint focused on evolving its customer value proposition. We can only grow as tall and fast as our foundation will support so, effective immediately, we are focusing resources to address the following inter-related issues at Vistaprint: • Our customer experience is not good enough: it suffers from bugs and glitches that impact conversion rates, it lacks personalization and segmentation, and our mobile experience is poor. • We do not have world-class capabilities in analytically driven marketing, merchandising and pricing. • Our decision-making processes and tools have not kept up with the increasing complexity of the business, which has led to decisions that are inconsistent with the creation of intrinsic value. We plan to address the above issues by focusing on engineering, analytical marketing and operations. Vistaprint CEO Trynka Shineman and I have discussed the future of Vistaprint as well as her career goals and have decided that this is the right time for her to transition out of Cimpress. She and I have discussed this possibility for some time; it is not a result of our Q2 FY2019 results. I sincerely thank Trynka for the lasting imprint she has made over the past 15 years and for leading Vistaprint to significantly better levels of customer satisfaction and a greatly increased product range. I will be taking on the additional role of interim Vistaprint CEO for the foreseeable future until a permanent successor is named. Maarten Wensveen, who will remain Cimpress’ chief technology officer, is taking on the additional role as interim Vistaprint CTO until we name a new permanent Vistaprint CTO. One area I am especially focused on is looking deeply at Vistaprint's advertising to ensure we get the returns we anticipate. For example, Vistaprint has been evaluating advertising by looking primarily at revenue or new customer count growth, which worked when Vistaprint had a narrow product line with a tight range of gross margins, but is not Please see non-GAAP reconciliations at the end of this document. Page 4 of 39 appropriate for the Vistaprint of today. We have already made some meaningful cuts in January to Vistaprint's advertising spend that we believe will have a negative near-term impact on revenue but should increase cash flow. Other Recent Actions Cimpress’ poor financial results were not limited to Vistaprint. So over the past three months we have also taken the following actions: • Upload and Print: We have in the past described an opportunity to drive greater returns in these businesses by enabling them to leverage each other's strengths. For example, we believe we have opportunity to leverage our best Upload and Print supply chain capabilities via our mass customization platform technologies. To support this type of objective we have eliminated the previous management layer that oversaw our Upload and Print group and instead placed two talented executives, Kees Arends and Paolo Roatta, in operationally oriented roles with accountability and planned financial incentives directly tied to the performance of their respective businesses. • National Pen: National Pen grew rapidly in FY2018 with strong financial results. We attempted to accelerate this momentum in FY2019 by investing more deeply in prospect marketing. This has not yielded the financial returns we were looking for, and the team has accordingly reduced spending plans in the back half of the year. The business is continuing its previously planned investments in service center expansion and technology that is based on our mass customization platform. • All Other Businesses: Many of the businesses in this segment are early stage and operating at a loss. As we have described many times in the past, we expect these businesses to continue to experiment, learn and pivot. Two of these businesses recently reorganized or shut down parts of their business in order to ensure their focus and resources are allocated to the areas of the business with the greatest potential. Writing to our investors unpalatable news is not enjoyable. However, there are reasons for optimism: • We serve a massive market in which we have strong experience and differentiated competitive capabilities. • We see significant potential in exploiting technology, analytical marketing and scale-based cost advantages. • Most of the issues outlined above are within our control and boil down primarily to execution. • Vistaprint’s results may get worse before they get better, but we are confident we can emerge from these changes in a significantly improved position. • In our other businesses, we believe our recent actions are already driving improvements. • Cimpress remains financially strong, evidenced by our generation of $221 million in operating cash flow and $165 million in free cash flow over the last twelve months, despite the issues noted above. • We continue to see opportunity to acquire businesses, extend our advantages to them and drive attractive returns on investment. Across Cimpress our plan is to make decisions in the near term that are best for the long term, with a heightened sense of urgency regarding the importance of execution. We are energized and hopeful about our plan to improve how we serve customers, create exciting career opportunities for our team members, and grow our intrinsic value per share for many years to come. As an indication of my strong belief in the future of Cimpress I have stopped taking any cash compensation other than the legally required minimum salary of $455 per week. In its place I will be awarded performance share units that are worthless unless the three-year moving average of our share price achieves a compounded annual growth rate of at least 11% over a rolling six- to ten-year period. We intend to host a public call and webcast with our shareholders on March 1, 2019, at 10:00 am ET as a mid-year update between our annual investor day events. I look forward to speaking with you then. Sincerely, Robert S. Keane Founder, Chairman & CEO Please see non-GAAP reconciliations at the end of this document. Page 5 of 39

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except where noted and percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME FROM OPERATIONS:

	Q2 FY2017	Q2 FY2018	Q2 FY2019	YTD FY2017	YTD FY2018	YTD FY2019
Vistaprint	$ 380,821	$ 428,908	$ 434,326	$ 667,356	$ 747,951	$ 771,255
Upload and Print	152,388	192,527	203,799	284,345	352,917	375,964
National Pen	N/A	126,098	132,951	N/A	185,815	198,922
All Other Businesses	45,049	20,994	61,827	71,383	49,048	80,715
Inter-segment eliminations	(1,407)	(6,473)	(7,336)	(2,520)	(10,393)	(12,308)
Total revenue	**$ 576,851**	**$ 762,054**	**$ 825,567**	**$1,020,564**	**$1,325,338**	**$1,414,548**
Reported revenue growth	*16%*	*32%*	*8%*	*17%*	*30%*	*7%*
Organic constant currency revenue growth	*8%*	*11%*	*6%*	*7%*	*11%*	*7%*
Income from operations	**$ 33,705**	**$ 72,709**	**$ 90,615**	**$ 5,897**	**$ 119,322**	**$ 84,627**
Income from operations margin	*5.8%*	*9.5%*	*11.0%*	*0.6%*	*9.0%*	*6.0%*

PROFIT (LOSS) BY REPORTABLE SEGMENT ("SEGMENT PROFIT") AND ADJUSTED NET OPERATING PROFIT (NOP):

	Q2 FY2017	Q2 FY2018	Q2 FY2019	YTD FY2017	YTD FY2018	YTD FY2019
Vistaprint	$ 67,016	$ 99,049	$ 83,788	$ 92,288	$ 129,944	$ 131,052
Upload and Print	16,798	22,470	22,454	30,249	37,238	38,633
National Pen (1)	N/A	17,645	24,862	N/A	18,830	6,826
All Other Businesses	(2,107)	(8,566)	(7,582)	(11,859)	(16,117)	(17,153)
Total segment profit	**$ 81,707**	**$ 130,598**	**$ 123,522**	**$ 110,678**	**$ 169,895**	**$ 159,358**
Central and corporate costs, excluding unallocated share-based compensation	(25,923)	(25,924)	(27,046)	(52,652)	(52,109)	55,111
Unallocated share-based compensation	(5,305)	(7,486)	11,138	(6,762)	(9,558)	7,070
Include: Realized (losses) gains on certain currency derivatives not included in operating income	6,839	(3,513)	7,446	8,727	(4,147)	9,053
Adjusted NOP (1)	**$ 57,318**	**$ 93,675**	**$ 115,060**	**$ 59,991**	**$ 104,081**	**$ 120,370**
Adjusted NOP margin	*9.9 %*	*12.3%*	*13.9%*	*5.9 %*	*7.9%*	*8.5%*
Adjusted NOP year-over-year growth	*(34)%*	*63%*	*23%*	*(46)%*	*73%*	*16%*

(1) During Q1 FY2019, we adopted a new revenue standard, ASC 606, "Revenue from Contracts with Customers." The adoption of the new standard resulted in lower direct mail advertising costs within our National Pen business during the three months ended December 31, 2018 of $12.0 million, as compared to the prior comparative period, due to the earlier recognition of costs during Q1 FY2019. During the six months ended December 31, 2018, the new standard had a negative impact on Adjusted NOP of $2.0 million, as compared to the prior comparative period. Direct mail advertising costs were previously capitalized and amortized over the customer response period (typically 3-4 months) and now costs are recognized when the direct mail is sent to the customers.

CASH FLOW AND OTHER METRICS:

	Q2 FY2017	Q2 FY2018	Q2 FY2019	YTD FY2017	YTD FY2018	YTD FY2019
Net cash provided by operating activities	$ 105,059	$ 160,363	$ 183,270	$ 114,659	$ 176,742	$ 205,490
Net cash (used in) provided by investing activities	(227,249)	(26,364)	(299,940)	(254,701)	35,934	(349,508)
Net cash provided by (used in) financing activities	122,805	(138,282)	118,218	116,255	(213,741)	149,861
Free cash flow	77,258	132,712	154,841	59,201	119,676	144,780
Cash interest related to borrowing	12,837	15,537	20,423	16,229	22,056	26,123

Please see non-GAAP reconciliations at the end of this document. Page 6 of 39

COMPONENTS OF FREE CASH FLOW:

	Q2 FY2017	Q2 FY2018	Q2 FY2019	YTD FY2017	YTD FY2018	YTD FY2019
Adjusted EBITDA	$ 93,922	$ 134,007	$ 138,071	$ 129,011	$ 179,848	$ 180,528
Cash restructuring payments	—	(6,844)	(425)	—	(10,926)	(1,656)
Cash taxes	(11,754)	(5,083)	(5,512)	(20,309)	(10,452)	(10,961)
Other changes in net working capital (ex. earn-out payments) and other reconciling items	35,728	53,820	71,559	22,186	40,328	63,702
Purchases of property, plant and equipment	(16,941)	(18,217)	(17,741)	(36,260)	(38,674)	(38,767)
Purchases of intangible assets not related to acquisitions	(62)	(254)	—	(88)	(278)	(22)
Capitalization of software and website development costs	(10,798)	(9,180)	(10,688)	(19,110)	(18,114)	(21,921)
Free cash flow before cash interest related to borrowing	**$ 90,095**	**$ 148,249**	**$ 175,264**	**$ 75,430**	**$ 141,732**	**$ 170,903**
Cash interest related to borrowing	(12,837)	(15,537)	(20,423)	(16,229)	(22,056)	(26,123)
Free cash flow	**$ 77,258**	**$ 132,712**	**$ 154,841**	**$ 59,201**	**$ 119,676**	**$ 144,780**

Q2 FY2019 COMPONENTS OF FREE CASH FLOW ($M)


$138.1
($0.4)
($5.5)
$71.6
($17.7)
($10.7)
$175.3
($20.4)
$154.8
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Free cash flow before interest related to borrowing
Cash interest
Free cash flow

YTD FY2019 COMPONENTS OF FREE CASH FLOW ($M)


$180.5
$1.7
($11.0)
$63.7
($38.8)
($21.9)
$170.9
($26.1)
$144.8
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Free cash flow before interest related to borrowing
Cash interest
Free cash flow

Please see non-GAAP reconciliations at the end of this document. Page 7 of 39

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND

$ in millions, except percentages and share data

Revenue & Reported Revenue Growth (1)



$577
$551
$564
$563
$762
$636
$631
$589
$826
16%
26%
18%
27%
32%
16%
12%
5%
8%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

(1) Reported revenue growth rates are impacted by the timing of acquisitions and divestitures.

Organic Constant-Currency Revenue Growth



8%
11%
9%
12%
11%
11%
11%
8%
6%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Cash Flow from Operations (2)



$105
$9
$33
$16
$160
($32)
$48
$22
$183
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

(2) Q3FY18 cash flow from operations includes the payment of contingent earn-out liabilities of $49.2 million related to the WIRmachenDRUCK and Easyflyer acquisitions.
(3) Cash interest related to borrowing is total cash interest less interest expense for Waltham, MA lease.

Free Cash Flow & Cash Interest Related to Borrowing (3)



FCF
Interest
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

	Q217	Q317	Q417	Q118	Q218	Q318	Q418	Q119	Q219
FCF	$77	($21)	$7	($13)	$133	($3)	$23	($10)	$155
Interest (3)	$13	$5	$16	$7	$16	$6	$21	$6	$20

Please see non-GAAP reconciliations at the end of this document.
Page 8 of 39

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND (CONT.)

$ in millions, except percentages and share data

GAAP Operating Income (Loss) & Adjusted Net Operating Profit


GAAP OI (Loss)
Adjusted NOP
$34
$57
($42)
$14
($10)
$22
$47
$10
$73
$94
$17
$25
$22
$36
($6)
$5
$91
$115
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Net Income (Loss) Attributable to Cimpress


$35
($43)
($35)
$23
$30
($2)
($7)
($15)
$69
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Debt (1)


Long-Term
Short-Term
$876
$891
$877
$821
$701
$813
$827
$864
$1,049
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Weighted Average Shares Outstanding (Millions) (2)


Basic
Diluted
32.6
31.1
31.2
32.3
32.3
30.7
30.8
30.9
31.8
31.3
31.1
31.2
31.2
31.0
30.7
30.8
30.9
30.9
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

(1) Debt net of issuance costs and discounts.
(2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss.

Please see non-GAAP reconciliations at the end of this document.
Page 9 of 39

INCOME STATEMENT HIGHLIGHTS

Our **reported revenue growth** in Q2 of 8% was positively impacted by the acquisition of BuildASign but negatively impacted by currency changes. **Organic constant-currency revenue growth** was 6% in Q2, a decline from 11% last year, below our expectations and a continuation of the revenue slowdown we experienced in Q1. Revenue weakness was experienced across most of our businesses and is discussed in the segment commentary of this document.

Q2 FY2019 **GAAP operating income** increased $17.9 million year over year to $90.6 million. The following year-over-year items positively influenced this result:

- A $19.7 million decrease in share-based compensation expense due to a $15.4 million reversal of expenses during the current quarter that were previously recognized for our supplemental performance share unit awards (SPSUs), compared to $4.3 million of expense in the year-ago period. We provide more details about this reversal in the 'Central and Corporate Costs' commentary on page 20 of this document.
- A $10.5 million reduction of restructuring charges, due to the Vistaprint initiative completed during the prior-year period. Additionally, the year-over-year savings from this initiative were about $5 million.
- A $12.0 million decrease in advertising expense compared to the prior-year period as a result of the Q1 FY2019 adoption of the new revenue recognition accounting standard, which impacts expense timing, but not cash flows. In Q1 FY2019, this was an increase in advertising expense of $14.0 million.

These increases to operating income were partially offset by a decline in the segment profit of our Vistaprint business due to lower-than-planned revenue performance and decreased gross margins, which are described in the Vistaprint section.

Adjusted NOP increased 23% year over year in Q2 to $115.1 million, primarily due to the same reasons as GAAP operating income, as well as the additional profit from the first-time inclusion of the BuildASign acquisition, which positively influenced Adjusted NOP to a greater degree than operating income because Adjusted NOP excludes acquisition-related amortization expense. The increase in Adjusted NOP also excludes the year-over-year benefit from lower restructuring charges. Additionally, Adjusted NOP includes realized gains or losses on our currency hedges. The net year-over-year impact of currency on Adjusted NOP was a significant benefit in Q2 due to realized gains on our currency hedges.

(Commentary and charts continue on next page)


2-Year Stacked Reported Revenue Growth
Earlier period
Later period
29%
16%
13%
55%
26%
29%
44%
18%
26%
45%
27%
18%
48%
32%
16%
42%
16%
26%
30%
12%
18%
32%
5%
27%
40%
8%
32%
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19
Q2'18+Q2'19


2-Year Stacked Organic Constant-Currency Revenue Growth
Earlier period
Later period
18%
8%
10%
21%
11%
10%
20%
9%
11%
18%
12%
6%
19%
11%
8%
22%
11%
11%
20%
11%
9%
20%
8%
12%
17%
6%
11%
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19
Q2'18+Q2'19


GAAP Operating Income (Loss) ($M) & Margin (%)
$34
6%
(8)%
($42)
(2)%
($10)
$47
8%
$73
10%
$17
3%
$22
4%
(1)%
($6)
$91
11%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19


Adjusted Net Operating Profit ($M) & Margin (%)
$57
10%
$14
3%
$22
4%
$10
2%
$94
12%
$25
4%
$36
6%
$5
1%
$115
14%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 39

GAAP net income per diluted share for the second quarter was $2.17, versus $0.93 in the same quarter a year ago. In addition to the factors described above, GAAP net income for Q2 was influenced by non-operational, non-cash year-over-year currency impacts in other income (expense), net (details on page 21), and year-over-year changes in our tax provision.

Gross profit (revenue minus the cost of revenue) increased year over year by $12.3 million in the second quarter, and was suppressed by currency movements. Gross profit benefited from the first-time inclusion of BuildASign.

Gross margin (revenue minus the cost of revenue expressed as a percent of revenue) in the second quarter was 50.2%, down from 52.7% in the same quarter a year ago. The decline in gross margin was primarily due to the weakness in consumer revenue and product mix shifts at Vistaprint, partially offset by the addition of BuildASign, which had a positive mix effect on gross margin.

Contribution profit (revenue minus the cost of revenue, advertising and payment processing) increased year over year by $5.3 million in Q2, which was also suppressed by currency movements. The increase was primarily driven by the positive impact of $12.0 million on the National Pen business from the Q1 FY2019 adoption of the new accounting standard as well as the first-time inclusion of BuildASign. Vistaprint's contribution profit declined year-over-year, and excluding the benefit from the accounting change, National Pen's contribution profit would have also declined year-over-year.

Contribution margin (revenue minus the cost of revenue, the cost of advertising and payment processing, expressed as a percent of revenue) in the second quarter was 32.3%, down from 34.3% in the same quarter a year ago. This is driven by the lower-than-planned revenue and a year-over-year decrease in gross margins as previously described. Excluding the change at National Pen from the new accounting standard, contribution margin would have declined to 30.8% during the quarter.

Advertising as a percent of revenue decreased slightly year over year for the second quarter from 17.0% to 16.6%. Excluding the accounting standard change at National Pen, advertising as a percent of revenue would have increased to 18.0% during the quarter.


GAAP Operating Income (Loss) & Adjusted Net Operating Profit ($M) (TTM)
TTM OI (Loss)
TTM Adjusted NOP
$4
$122
($20)
$103
($46)
$96
$29
$103
$68
$140
$126
$151
$158
$165
$105
$160
$123
$182
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19


Gross Profit ($M) & Gross Margin (%)
Gross Profit
Gross Margin %
$300
$282
$285
$280
$402
$317
$315
$287
$414
52.1%
51.2%
50.5%
49.6%
52.7%
49.8%
49.8%
48.6%
50.2%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19


Contribution Profit ($M) & Contribution Margin (%)
Contribution Profit
Contribution Margin %
$197
$173
$186
$175
$261
$198
$206
$163
$266
34.1%
31.4%
32.9%
31.0%
34.3%
31.2%
32.6%
27.7%
32.3%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Please see non-GAAP reconciliations at the end of this document.

Page 11 of 39

CASH FLOW & RETURN ON INVESTED CAPITAL

We generated $183.3 million of **cash from operations** in Q2 FY2019, compared with $160.4 million in the year-ago period. The increase was driven by favorable working capital changes and increased Adjusted EBITDA, both of which were positively impacted by the first-time inclusion of BuildASign. Additionally, cash from operations benefited from lower restructuring payments. These improvements were partially offset by higher cash interest payments due to the BuildASign acquisition that closed at the beginning of the quarter, as well as higher interest rates including the impact of the change in mix of our debt following our bond issuance in Q4 FY2018. The positive year-over-year timing impact on National Pen's reported profitability from the previously described accounting rule change is mostly offset in working capital as this change impacts the timing of expense recognition but doesn't impact the timing of cash flows. The chart "Certain Cash Payments Impacting Cash Flow from Operations" on the next page illustrates the impact of interest expense, restructuring payments and earn-outs on our operating cash flow.

Free cash flow was $154.8 million in the second quarter of FY2019 compared to $132.7 million in the same period a year ago. Free cash flow benefited from similar factors as our operating cash flow. A year-over-year reduction in capital expenditures was offset by an increase in capitalized software in the second quarter compared to the year-ago period.

Internally, our most important annual performance metric is **unlevered free cash flow**, which we define as free cash flow plus cash interest expense related to borrowing. The top two charts at the right illustrate these components on a quarterly and trailing-twelve-month basis. One outcome of changing to this performance metric has been increased focus and discipline on working capital as can be seen in the current quarter cash from operations.

The GAAP operating measures that we use as a basis to calculate **Adjusted Return on Invested Capital** (Adjusted ROIC) are total debt, total shareholders' equity, and operating income. Debt increased compared to the year-ago period in conjunction with our acquisition of BuildASign. On a trailing-twelve-month basis, Adjusted ROIC as of December 31, 2018 improved significantly compared to the prior-year Q2 TTM period. As of Q2 FY2018, Adjusted ROIC reflected a full year of National Pen operating results.

Free Cash Flow & Cash Interest Related to Borrowing ($M) (Quarterly)



FCF
Interest
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

	Q217	Q317	Q417	Q118	Q218	Q318	Q418	Q119	Q219
FCF	$77	($21)	$7	($13)	$133	($3)	$23	($10)	$155
Interest	$13	$5	$16	$7	$16	$6	$21	$6	$20

Free Cash Flow & Cash Interest Related to Borrowing ($M) (TTM)



FCF
Interest
$32
$102
$34
$73
$38
$45
$41
$50
$43
$106
$44
$124
$49
$139
$48
$142
$53
$165
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Adjusted Return on Invested Capital (TTM)



TTM Adjusted ROIC
TTM Adjusted ROIC ex SBC
13%
10%
9%
6%
8%
5%
9%
6%
14%
10%
16%
12%
18%
14%
18%
13%
17%
14%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 39

Cash Flow from Operations ($M) (Quarterly)


$105
$9
$33
$16
$160
$(32)
$48
$22
$183
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Cash Flow from Operations ($M) (TTM)


$200
$176
$157
$164
$219
$178
$192
$198
$221
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Certain Cash Payments Impacting Cash Flow from Operations ($M)* (Quarterly)


Cash Restructuring
Cash Interest Related to Borrowing
Cash Earn-Out Payments
$13
$13
$5
$8
$23
$16
$7
$11
$7
$4
$23
$16
$7
$59
$49
$6
$4
$23
$21
$2
$7
$6
$1
$20
$20
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Certain Cash Payments Impacting Cash Flow from Operations ($M)* (TTM)


TTM Cash Restructuring
TTM Cash Interest Related to Borrowing
TTM Cash Earn-Out Payments
$41
$9
$32
$51
$9
$34
$8
$53
$38
$15
$60
$41
$19
$69
$43
$26
$116
$49
$44
$23
$115
$49
$49
$17
$111
$49
$48
$14
$110
$49
$53
$8
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (Quarterly)


Capital Expenditures
Capitalized Software
$28
$11
$17
$31
$10
$21
$26
$9
$17
$29
$9
$20
$27
$9
$18
$20
$11
$9
$24
$11
$13
$32
$11
$21
$29
$11
$18
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (TTM)


Capital Expenditures
Capitalized Software
$106
$33
$73
$112
$37
$75
$111
$37
$74
$113
$38
$75
$113
$36
$77
$103
$38
$65
$102
$41
$61
$104
$43
$61
$106
$45
$61
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

** Cash restructuring and cash interest related to borrowing impact both cash flow from operations and free cash flow. Cash earn-out payments impact cash flow from operations but are excluded from free cash flow.*

Please see non-GAAP reconciliations at the end of this document.

Page 13 of 39

ADJUSTED EBITDA, DEBT & SHARE REPURCHASES

Adjusted EBITDA is operating income plus depreciation and amortization (including acquisition-related amortization of intangible assets), goodwill and other impairment charges, restructuring charges, gains on the purchase or sale of subsidiaries, share-based compensation, and several other small items described in the non-GAAP reconciliation section of this document. We do not manage our business performance to Adjusted EBITDA; however it is a significant component of unlevered free cash flow, which is the financial metric to which we manage the business on an annual basis.

Adjusted EBITDA for Q2 FY2019 was $138.1 million, up 3% from Q2 FY2018 and our TTM Adjusted EBITDA was $326.8 million, up 13% from the year-ago TTM period. Though Adjusted EBITDA excludes several costs and benefits in our operating income, Q2 FY2019 Adjusted EBITDA moved in line with the year-over-year change in operating income discussed on pages 10 and 11 of this document. Without the benefit from the National Pen accounting change and the first-time inclusion of BuildASign, Adjusted EBITDA would have declined year over year in Q2.

The calculation for our debt leverage ratio (either total or senior secured debt to trailing-twelve-month EBITDA) uses definitions of both debt and EBITDA that differ from the corresponding figures reported in this document. For example, the EBITDA defined in our debt covenants gives pro forma effect for acquired and divested businesses that closed within the trailing-twelve-month period ended December 31, 2018, as well as smaller other differences.

When calculated per the definitions in our debt covenants, our total leverage ratio was 3.21 as of December 31, 2018, and our senior secured leverage ratio was 2.01, an increase compared to September 30, 2018. This was driven by our debt increasing in conjunction with our acquisition of BuildASign.

During the second quarter we repurchased 117,552 Cimpress shares for $14.0 million at an average price per share of $119.46. We consider share repurchases to be an important category of capital deployment. We make our share repurchase decisions by comparing the potential returns of share repurchases to the potential returns on other uses of that capital. Our choice to repurchase is also guided by our debt covenants and obligations under our equity compensation plans, as well as legal and tax considerations.



Adjusted EBITDA ($M)
(Quarterly)
$94
$50
$59
$46
$134
$69
$78
$42
$138
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19



Adjusted EBITDA ($M)
(TTM)
$248
$238
$238
$249
$289
$308
$326
$323
$327
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19



Total Leverage Ratio*
3.43
3.59
3.45
3.39
2.58
2.79
2.75
2.81
3.21
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

** Total leverage ratio as calculated in accordance with our debt covenants*



Amount Available for Borrowing ($M)
$221
$201
$212
$262
$490
$439
$568
$564
$423
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19



Interest Expense Related to Borrowing ($M)*
(Income Statement View)
$8
$10
$11
$11
$11
$11
$13
$12
$15
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

** Interest expense related to borrowing excludes interest expense associated with our Waltham, Massachusetts lease*

Please see non-GAAP reconciliations at the end of this document.

Page 14 of 39

SEGMENT RESULTS

VISTAPRINT

We are disappointed with Vistaprint's Q2 FY2019 revenue growth and profitability. The majority of this weakness was driven by a decline of about 2% in Vistaprint's constant-currency consumer product bookings versus the prior year, in a quarter when consumer products typically generate significant revenue and profitability during the holiday season. We also saw a continued decline in new customer bookings. These weaknesses were offset by growth in marketing materials, signage and promotional products.



Revenue ($M) & Reported Revenue Growth
Quarterly
$381 $323 $321 $319 $429 $358 $357 $337 $434
7% 11% 5% 11% 13% 11% 11% 6% 1%
Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19 Q2FY19

A combination of factors caused the weak consumer performance during the quarter, including:

- Increased competition and heavier discounting on holiday products
- Less efficient advertising spend as competition for paid search keywords drove costs up relative to the prior year
- The continued impact of increased mobile sessions that have lower conversion rates
- Our deployment of fewer resources to consumer products over recent years given our continued primary customer focus of small business owners.



Organic Constant-Currency Revenue Growth
Quarterly
9% 12% 6% 10% 9% 7% 9% 7% 3%
Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19 Q2FY19

As described earlier in the document, the Vistaprint team is working to address these issues while avoiding actions that would boost near-term revenues at the expense of long-term value or customer satisfaction.



2-Year Stacked Organic Constant-Currency
Revenue Growth
Earlier period
Later period
17% 22% 18% 18% 18% 19% 15% 17% 12%
9% 12% 6% 10% 9% 7% 9% 7% 3%
8% 10% 12% 8% 9% 12% 6% 10% 9%
Q2'16+Q2'17 Q3'16+Q3'17 Q4'16+Q4'17 Q1'17+Q1'18 Q2'17+Q2'18 Q3'17+Q3'18 Q4'17+Q4'18 Q1'18+Q1'19 Q2'18+Q2'19

Segment profit in Q2 FY2019 decreased by $15.3 million year over year, and segment profit margin was down 380 basis points compared to the year-ago period. This was largely driven by lower fixed-cost absorption from weaker consumer revenue during this seasonally important quarter, as well as higher average discounts.

These negative impacts to segment profits were partially offset by approximately $5 million of year-over-year operating expense savings due to the Vistaprint restructuring completed during the prior-year period. As a reminder, this is the last quarter in which we are realizing year-over-year savings from that restructuring.



Segment Profit ($M) & Segment Profit Margin
Quarterly
$67 $38 $38 $31 $99 $58 $54 $47 $84
18% 12% 12% 10% 23% 16% 15% 14% 19%
Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19 Q2FY19

Despite the weak top line and segment profit performance during the quarter, Vistaprint controlled capital expenditures and executed well on initiatives that delivered net working capital benefits.

Please refer to page 22 for an update on our outlook for Vistaprint's revenue and investments.



Vistaprint Advertising ($M) & as % of Revenue
$80 $73 $69 $73 $89 $77 $77 $73 $90
21% 23% 21% 23% 21% 22% 22% 22% 21%
Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19 Q2FY19

Please see non-GAAP reconciliations at the end of this document. Page 15 of 39

UPLOAD AND PRINT BUSINESSES

Constant-currency revenue growth in Q2 FY2019 decelerated versus the year-ago period, continuing the trend we saw in Q1 FY2019 and below our expectation.

The disappointing Q2 revenue performance was negatively impacted by increased competition in the form of product pricing and advertising. This is consistent with the competition we have described for the past two quarters. We continue to believe we can outperform and outlast competitors in the long term due to our geographic diversity, product selection, customer service, profitability and scale, but it requires hard work and a continued focus on innovation and cost reduction in this hyper-competitive space. We describe below some initiatives we have undertaken to accelerate the ability of our Upload and Print businesses to leverage each others' strengths.

Segment profit in Q2 FY2019 was flat year over year and segment profit margin was down 70 basis points. This was primarily driven by the revenue challenges described above, inflation in materials inputs such as paper, increased external marketing expense, and unfavorable currency impacts. Excluding the impacts of currency exchange rate fluctuations, segment profit would have increased modestly.

As described in part in a Form 8-K we filed with the Securities and Exchange Commission in December 2018, effective January 1, 2019 we aligned our Upload and Print segment into two subsidiary groups, each centered around one of our larger Upload and Print businesses that have strong supply chain capabilities. Two talented leaders will each lead one of these groups: Kees Arends, who previously was responsible for the full Upload and Print portfolio, and Paolo Roatta, the managing director of Pixartprinting. The objective is to have these leaders and their teams be closer to and more focused on the front-line operations of these businesses. We have eliminated the Upload and Print central team as part of this restructuring.

We are engaged in a process to realign management financial incentives to directly tie management compensation to the performance of an executive's business(es). In limited cases, when appropriate, this includes having executives or groups of executives purchase equity directly in the businesses that they lead. Along these lines, in Q2 FY2019 we purchased the approximately 12% of the outstanding shares of WIRmachenDRUCK that we previously did not own and we expect certain senior Upload and Print executives to purchase a roughly similar percentage stake in one of the two newly established Upload and Print subsidiary groups in Q3 FY2019. Because these transactions straddle two quarters, we had a cash outflow in Q2 FY2019 and we expect a similarly sized cash inflow in Q3 FY2019 subject to the successful completion of the transaction.

Please refer to page 22 for an update on our outlook for Upload and Print revenue and investments.

Revenue ($M) & Reported Revenue Growth Quarterly


$152
$142
$162
$160
$193
$184
$193
$172
$204
63%
22%
10%
22%
26%
29%
19%
7%
6%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Organic Constant-Currency Revenue Growth Quarterly


11%
13%
14%
16%
16%
12%
10%
9%
9%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

2-Year Stacked Organic Constant-Currency Revenue Growth


Earlier period
Later period
42%
11%
31%
38%
13%
25%
35%
14%
21%
28%
16%
12%
27%
16%
11%
25%
12%
13%
24%
10%
14%
25%
9%
16%
25%
9%
16%
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19
Q2'18+Q2'19

Segment Profit ($M) & Segment Profit Margin Quarterly


$17
$13
$20
$15
$22
$17
$25
$16
$22
11%
9%
12%
9%
12%
9%
13%
9%
11%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Please see non-GAAP reconciliations at the end of this document.

Page 16 of 39

NATIONAL PEN

National Pen's Q2 FY2019 revenue growth was disappointing. Following strong performance in the prior fiscal year, we significantly increased our direct mail prospecting in Q1 and Q2 of FY2019, which drove new customer growth. However, the payback did not meet our expectations, so the team has reduced its plans for prospecting activities in the back half of the year.

Segment profit improved year over year by $7.2 million during the second quarter and segment profit margin was up 470 basis points. However, this was driven by the benefit of $12.0 million due to the adoption of the new revenue standard in Q1 FY2019, without which segment profit would have declined versus the prior year. Primary drivers of this underlying decline were increased investment in new customer acquisition activities (both direct-mail prospecting and online advertising) without immediate commensurate returns to revenue and gross profit, and accelerated investment in technology.

Please refer to page 22 for an update on our outlook for National Pen revenue growth.

Revenue ($M) & Reported Revenue Growth Quarterly



$59
$54
$60
$126
$82
$66
$66
$133
39%
22%
10%
5%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Organic Constant-Currency Revenue Growth Quarterly



30%
19%
11%
7%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Segment Profit ($M) & Segment Profit Margin* Quarterly



($3)
(5%)
$1
2%
$1
2%
$18
14%
$—
—%
$3
5%
(27%)
$25
19%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

*Starting in Q1 FY2019, segment profit is impacted by the adoption of the new U.S. GAAP revenue recognition standard that results in the earlier recognition of direct mail expenses in our National Pen business. The year-over-year impact hurt segment profit by $14.0 million in Q1 FY2019, but helped segment profit by $12.0 million in Q2 FY2019. This is an expense timing impact only that will create fluctuations in year-over-year profit trends throughout FY2019, but has no bearing on the cash flow of this business (either quarterly or on a full-year basis).

Please see non-GAAP reconciliations at the end of this document.

Page 17 of 39

ALL OTHER BUSINESSES

The reported revenue growth chart reflects our August 31, 2017 divestiture of Albumprinter, our July 1, 2018 divestiture of Digipri, a former part of our Japan business, our July 2, 2018 acquisition of VIDA and our October 1, 2018 acquisition of BuildASign. The organic constant-currency growth rate excludes Albumprinter revenue from Q1 FY2017 to Q1 FY2018, Digipri revenue for Q2 FY2018, and VIDA and BuildASign revenue for all periods.

On October 1, 2018, we closed our previously announced acquisition of BuildASign, which we report in the All Other Businesses segment for the first time this quarter. The BuildASign and Cimpress teams worked closely together to achieve strong synergies during the quarter and we are on track, albeit still at a very early stage, to deliver returns on this investment in line with our investment thesis. Note that BuildASign has a modest seasonal peak during the December quarter, so its revenue, profit, and cash flow results in Q2 are a higher percentage of its annual results than we expect for other quarters.

The All Other Businesses segment is a collection of businesses grouped together based on materiality. Most of these businesses are early-stage investments that we continue to manage at an operating loss as previously described and as planned, and we expect to continue to do so in many of these businesses in the next several years. The exception is BuildASign which is a larger, more established and profitable business, albeit with an entrepreneurial spirit and, we believe, significant opportunity ahead in its target markets. A few of the early-stage businesses in this segment delivered disappointing revenue growth during the quarter, albeit off of small bases. These businesses are continuing to pivot and evolve their business models as they learn more about the markets they serve, and expect fluctuations in growth.

Q2 FY2019 segment loss improved by $1.0 million year over year, driven by the BuildASign acquisition, as well as a currency benefit, partially offset by the inclusion of operating losses from our VIDA business in FY2019. Segment loss margin improved year over year from (41)% last year to (12)% in Q2 FY2019 due to the BuildASign acquisition.

During Q2 FY2019, we closed Printi's U.S. operations in order to focus on Brazil. While Printi's U.S. revenue had grown quickly, it was doing so without a scale advantage and through inefficient outsourcing relationships. This move came with a small restructuring charge, which does not impact segment profit.

Please refer to page 22 for an update on our outlook for All Other Businesses investments.

Revenue ($M) & Reported Revenue Growth Quarterly


Historical Revenue (including Albumprinter)
Revenue (excluding Albumprinter)
Albumprinter Revenue
Reported Revenue Growth
$45
$30
$15
(7)%
$28
$17
$11
(8)%
$29
$16
$13
6%
$28
$13
$15
7%
$21
(53)%
$19
(33)%
$20
(33)%
$19
(33)%
$62
194%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Organic Constant-Currency Revenue Growth* Quarterly


(7)%
(9)%
7%
40%
24%
53%
46%
29%
17%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

* The trend of organic constant currency revenue growth in the chart above is not indicative of the growth trends in the existing businesses within this segment. Prior to Q1 FY2018, organic growth included Albumprinter which was material to this segment and grew more slowly than the other businesses that remain. Additionally, our organic growth in each quarter of FY2017 was impacted by the loss of two retail partners in those periods as we have explained in the past.

Segment Loss ($M) & Margin (%) of Loss Quarterly


(5%)
($2)
(36%)
($10)
(32%)
($9)
(27%)
($8)
(41%)
($9)
(50%)
($9)
(47%)
($9)
(51%)
($10)
(12%)
($8)
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Please see non-GAAP reconciliations at the end of this document.

Page 18 of 39

BUSINESSES IN THIS REPORTABLE SEGMENT With the exception of BuildASign which is a larger and profitable business, the All Other Businesses segment consists of multiple small, rapidly evolving early-stage businesses. These businesses are subject to high degrees of risk and we expect that each of their business models will rapidly evolve in function of customer feedback, testing, and entrepreneurial pivoting. BuildASign is a fast-growing internet-based provider of canvas-print wall décor, business signage and other large-format printed products, based in Austin, Texas.  Printi, the online printing leader in Brazil, offers a superior customer experience with transparent and attractive pricing, reliable service and quality. VIDA is an innovative startup that brings manufacturing access and an e-commerce marketplace to artists, thereby enabling artists to convert ideas into beautiful, original products for customers, ranging from custom fashion, jewelry and accessories to home accent pieces. Vistaprint Corporate Solutions serves medium-sized businesses and large corporations, as well as a legacy revenue stream with retail partners and franchise businesses. Vistaprint India operates a derivative of the Vistaprint business model, albeit with higher service levels and quality, fully domestic, Indian content, pricing that is a slight premium to many traditional offline alternatives, and almost no discounting. Vistaprint Japan operates a derivative of the Vistaprint business model with a differentiated position relative to competitors who tend to focus on upload and print, not the self-service, micro-business customer which Vistaprint Japan serves. Please see non-GAAP reconciliations at the end of this document. Page 19 of 39

CENTRAL AND CORPORATE COSTS

Central and corporate costs decreased 52% year over year in Q2 FY2019 from $33.4 million to $15.9 million. This was driven by the reversal of cumulative expense recognized through Q1 FY2019 for our SPSUs and related supplemental performance cash awards during the quarter.

For context, during Q1 FY2018 we issued SPSUs to certain members of management (excluding Robert Keane) which were incremental to our typical long-term incentive award grants. Given the incremental nature of the awards, these SPSUs are subject to a three-year cumulative financial performance condition intended to provide a stretch goal for participants in addition to service vesting and share price performance conditions. Because the evaluation of achievement of the performance condition is at the discretion of the Compensation Committee, the awards are subject to mark-to-market accounting throughout the service vesting period. Expense is recorded over the service vesting period if the performance condition is deemed probable of achievement as defined by the applicable accounting standards. Based on our most recent quarter results, we concluded that the achievement of the performance condition was no longer probable as of December 31, 2018 and reversed the previously recognized $15.4 million expense. If in a future period we determine that the financial target is probable of achievement, we would cumulatively catch-up the expense in that period.

Excluding unallocated SBC, central and corporate costs were up slightly year over year, due to increased central technology investments and central operating costs, which were largely offset by efficiencies elsewhere in these costs, as well as a $1.4 million reversal of expense associated with supplemental performance cash awards.

What are Central and Corporate Costs?	
Unallocated Share Based Comp	The GAAP accounting value of performance share units (PSUs) across Cimpress, minus what we cross-charge either to our businesses or to the above central cost categories. We cross-charge the cash grant value of a long-term incentive award. Additionally, the accounting value of the Supplemental PSUs (SPSUs) expense or benefit, if any, are included in this category.
MCP Investment	Software engineering and related costs to expand the functionality of our Mass Customization Platform (MCP).
Central Operating Costs	Our operationally oriented shared-service organizations of (1) global procurement, (2) the technical maintenance and hosting of the MCP, and (3) privacy and information security management, plus the administrative costs of our Cimpress India offices where numerous Cimpress businesses have dedicated business-specific team members. These costs are required to operate our businesses.
Corporate Costs	Corporate activities, including the office of the CEO, the board, directors and officers insurance, treasury, tax, capital allocation, financial consolidation, audit, corporate legal, internal company-wide communications, investor relations and corporate strategy. Additionally, the expense or benefit, if any, for the supplemental performance cash awards mentioned above are included in this category.

Central and Corporate Costs ($M) Quarterly



Corporate Costs
Central Operating Costs
MCP Investment
Unallocated SBC
$30
$5
$5
$8
$12
$28
$2
$7
$10
$9
$31
$5
$7
$10
$9
$28
$2
$6
$10
$10
$33
$7
$6
$10
$9
$36
$9
$6
$11
$10
$34
$7
$6
$11
$10
$32
$4
$7
$11
$11
$16
$7
$11
$9
($11)
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Central and Corporate Costs Excluding Unallocated Share-Based Comp* ($M and as a % of Total Revenue)



$26
$26
$26
$26
$26
$27
$27
$28
$27
4%
5%
5%
5%
3%
4%
4%
5%
3%
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

* *We present this cost category excluding the Unallocated SBC to help our investors see the potential for scale leverage in these central costs without the volatility and accounting complexities of the Unallocated SBC. For avoidance of doubt, we view SBC as a cost, and believe investors should too. As a reminder we charge our businesses a cost based on the cash value of long-term incentive grants, which excludes some of these accounting complexities, and which is included in each segment's results each period. You can find additional information on the LTI overview document posted on ir.cimpress.com. All numbers are rounded to the nearest million and may not sum to total Central and Corporate Costs when combined with the rounded Unallocated SBC figures in the chart above.*

Please see non-GAAP reconciliations at the end of this document.

Page 20 of 39

CURRENCY IMPACTS

Changes in currency rates negatively impacted our year-over-year reported revenue growth rate by 200 basis points in Q2 FY2019. There are many natural expense offsets in local currencies in our business and, therefore, the net currency impact to our bottom line is less pronounced than it is to revenue. As such, we look at constant-currency organic growth rates to understand revenue trends in the absence of currency movements but typically evaluate our bottom line inclusive of currency movements.

Our most significant net currency exposures by volume are the Euro and the British Pound. We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net Adjusted EBITDA exposure. We hedge our Adjusted EBITDA exposures because a slightly different but similar EBITDA measure is the primary metric used in our debt covenants. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on our hedging contracts are added back to our Adjusted NOP and Adjusted EBITDA to show the economic impact of our hedging activities.

Our Other income (expense), net was $9.6 million for the second quarter of FY2019. The vast majority of this is currency related, as follows:

- Approximately $2 million of Q2 gains were primarily related to unrealized non-cash net gains on intercompany activity and currency hedges. These are included in our net income, but excluded from our Adjusted NOP and Adjusted EBITDA.
- Realized gains on certain currency hedges of $7.4 million for the second quarter. These realized gains affect our net income, Adjusted NOP and Adjusted EBITDA.

Overall, for the reasons described above, year-over-year fluctuations in currencies create different impacts on the various financial results you see throughout this document. At the top right of this page is a table describing these directional net currency impacts when compared to the prior-year period.

Financial Measure	Y/Y Impact from Currency* Q2 FY2019
Revenue	Negative
Operating income	Negative
Net income	Positive
Segment profit	Mixed by segment
Adjusted NOP	Positive
Adjusted EBITDA	Positive
Free cash flow	Positive

* Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted NOP and adjusted EBITDA include only realized gains or losses from certain currency hedges. Free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment profit do not reflect any impacts from currency hedges or balance sheet translation.

Other Income (Expense), Net ($M)



$31
($7)
($11)
($16)
($8)
($2)
$5
$10
$10
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Realized Gains (Losses) on Certain Currency Derivatives ($M)



$7
$5
$3
($1)
($4)
($5)
($2)
$2
$7
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19
Q2FY19

Please see non-GAAP reconciliations at the end of this document.

Page 21 of 39

OUTLOOK UPDATE

In light of our recent disappointing performance across most of our businesses and our plans for Vistaprint to focus on foundational basics for the foreseeable future, we are adjusting the revenue and investment spend outlook we set at the beginning of FY2019 that was outlined in our annual letter to investors on August 1, 2018, in the areas noted below.

Constant-Currency Revenue Growth Outlook for the Foreseeable Future:
We are modifying our growth expectations for every segment other than All Other Businesses. Our current revenue growth expectations, which exclude acquisitions with fewer than four quarters of Cimpress ownership, are as follows:

- ***Vistaprint***: Flat to negative growth
- ***Upload and Print***: High single-digit growth
- ***National Pen***: High single-digit growth
- ***All Other Businesses***: Double-digit growth; also continue to expect double-digit growth for BuildASign

Investment Spending Expectations:
As a reminder, references to investment spending refer to any investment of money that we expect to require more than twelve months to return 100% or more of the investment. The numbers below show the net impact of these investments on (i.e., decrease to) unlevered free cash flow, as well as operating income and Adjusted NOP.

	FY 2019 ESTIMATED IMPACT OF NET INVESTMENTS ON:					
$ in millions	Unlevered Free Cash Flow (UFCF)			Operating Income & Adjusted Net Operating Profit		
Investment Area:	Prior estimate	*Change*	New estimate	Prior estimate	*Change*	New estimate
Vistaprint[1]	$175	*($30)*	$145	$150	*($10)*	$140
Upload and Print	$35	*($5)*	$30	$5	*$—*	$5
National Pen	$10	*$—*	$10	$5	*$—*	$5
All Other Businesses[2]	$20	*$15*	$35	$20	*$10*	$30
Mass Customization Platform[3]	$25	*$—*	$25	$30	*$—*	$30
Other Centrally Managed Investments[4]	$5	*$—*	$5	$15	*($10)*	$5
Cimpress Total	**$270**	***($20)***	**$250**	**$225**	***($10)***	**$215**

[1] Vistaprint estimates reflect a decrease in certain investments such as previously planned growth-related capital expenditures, reduced operating expenses and projects that will be deprioritized in the near-term. This does not reflect a change in estimate for the net investment in lifetime-value-based advertising. As noted earlier in this document, we have already begun reducing Vistaprint advertising spend, but we need more time to assess the impact that will have on UFCF, operating income and Adjusted NOP. We will provide an updated outlook for Vistaprint's net investments in our Q3 FY2019 earnings document, if necessary.

[2] All Other Businesses increased investment compared to prior estimates is mostly driven by an estimated increase in net investment spend for our Printi and Vistaprint Corporate Solutions businesses, and the addition of a small amount of investment for BuildASign.

[3] Note that the estimates presented regarding our investments in the mass customization platform are gross investments, prior to benefits we realize in year, i.e., not net investments like the other lines in these tables.

[4] For "other centrally managed investments" the estimated reduction in the impact of investments to operating income and Adjusted NOP is primarily driven by the reversal of the prior expense for our supplemental PSUs that is described in detail on page 20 of this document.

Please see non-GAAP reconciliations at the end of this document. Page 22 of 39

Additionally, please note the following housekeeping items: • The actions surrounding the Vistaprint transition, as well as a smaller action in one of our other businesses, will result in a Q3 FY2019 restructuring charge of approximately $6.5 million. This is a preliminary estimate, and includes about $3.5 million of non-cash charges related to the acceleration of share-based compensation, as well as about $3.0 million of cash severance charges. • During our second quarter each year, we typically have significant cash inflows from net working capital changes, due largely to the seasonality of our business. This working capital seasonality typically reverses in the third quarter of each year, and we expect the same trend to happen in Q3 FY2019. Please note that the Q2 FY2019 inflows were augmented by the first-time inclusion of BuildASign in our results, which is also seasonal, as well as an increased focus and discipline on working capital throughout our business. • On January 7, 2019, we expanded our existing credit facility by an additional $500 million, bringing the total amount of the credit facility to $1,613 million, consisting of $526 million of outstanding term loans and a $1,087 million revolver. The terms and covenants of the credit facility remain unchanged. We expanded the credit facility to further strengthen our financial flexibility as we continue to execute on our strategy and capital allocation opportunities. While this expansion is not for a specific use, we do expect to continue to grow our revenue and EBITDA in the future, and we value having the balance sheet flexibility and capacity to act on attractive capital allocation opportunities when they arise. Please see non-GAAP reconciliations at the end of this document. Page 23 of 39

CIMPRESS N.V. CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) December 31, June 30, 2018 2018 Assets Current assets: Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 48,264 $ 44,227 Accounts receivable, net of allowances of $7,307 and $6,898, respectively . . . . . . . . . . . . 68,100 55,621 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75,171 60,602 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95,903 78,846 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 287,438 239,296 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 495,107 483,664 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62,176 56,199 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59,336 67,087 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 727,577 520,843 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 290,242 230,201 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50,295 54,927 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,972,171 $ 1,652,217 Liabilities, noncontrolling interests and shareholders’ equity Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 204,429 $ 152,436 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 237,564 186,661 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32,132 27,697 Short-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46,549 59,259 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46,642 54,971 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 567,316 481,024 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46,979 51,243 Lease financing obligation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106,971 102,743 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,001,900 767,585 Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67,447 69,524 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,790,613 1,472,119 Commitments and contingencies Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53,371 86,151 Shareholders’ equity: Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 30,843,950 and 30,876,193 shares outstanding, respectively . . . . . . . 615 615 Treasury shares, at cost, 13,236,677 and 13,204,434 shares, respectively. . . . . . . . . . . . . (696,499) (685,577) Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 396,648 395,682 Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 496,745 452,756 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (69,322) (69,814) Total shareholders’ equity attributable to Cimpress N.V.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128,187 93,662 Noncontrolling interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 285 Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128,187 93,947 Total liabilities, noncontrolling interests and shareholders’ equity. . . . . . . . . . . . . . . . . . . . . . $ 1,972,171 $ 1,652,217 Page 24 of 39

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited in thousands, except share and per share data) Three Months Ended Six Months Ended December 31, December 31, 2018 2017 2018 2017 Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 825,567 $ 762,054 $ 1,414,548 $ 1,325,338 Cost of revenue (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 411,496 360,285 713,967 644,040 Technology and development expense (1) . . . . . . . . . . . . . . . . . . 55,405 59,228 112,468 121,331 Marketing and selling expense (1) . . . . . . . . . . . . . . . . . . . . . . . . 211,963 200,785 394,751 366,878 General and administrative expense (1) . . . . . . . . . . . . . . . . . . . . 40,216 44,988 81,392 83,766 Amortization of acquired intangible assets . . . . . . . . . . . . . . . . . . 14,846 12,558 26,147 25,191 Restructuring expense (1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,026 11,501 1,196 12,355 (Gain) on sale of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (47,545) Income from operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90,615 72,709 84,627 119,322 Other income (expense), net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,629 (7,732) 19,881 (24,044) Interest expense, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (16,808) (12,529) (30,585) (25,611) Income before income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83,436 52,448 73,923 69,667 Income tax expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14,399 21,825 19,880 15,638 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69,037 30,623 54,043 54,029 Add: Net (income) loss attributable to noncontrolling interest. . . . (23) (688) 332 (731) Net income attributable to Cimpress N.V. . . . . . . . . . . . . . . . . . . . $ 69,014 $ 29,935 $ 54,375 $ 53,298 Basic net income per share attributable to Cimpress N.V. . . . . . . $ 2.24 $ 0.96 $ 1.76 $ 1.71 Diluted net income per share attributable to Cimpress N.V. . . . . . $ 2.17 $ 0.93 $ 1.70 $ 1.65 Weighted average shares outstanding — basic . . . . . . . . . . . . . . 30,863,339 31,026,043 30,873,478 31,123,177 Weighted average shares outstanding — diluted . . . . . . . . . . . . . 31,820,497 32,319,022 31,913,510 32,325,592 ____________________________________________ (1) Share-based compensation is allocated as follows: Three Months Ended Six Months Ended December 31, December 31, 2018 2017 2018 2017 Cost of revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 163 $ 95 $ 278 $ 135 Technology and development expense. . . . . . . . . . . . . . . . . . . . . (1,528) 2,818 680 4,674 Marketing and selling expense . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,877) 1,858 (514) 2,843 General and administrative expense. . . . . . . . . . . . . . . . . . . . . . . 522 8,037 5,752 11,965 Restructuring expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 506 — 609 Page 25 of 39

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands) Three Months Ended Six Months Ended December 31, December 31, 2018 2017 2018 2017 Operating activities Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 69,037 $ 30,623 $ 54,043 $ 54,029 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44,502 41,299 85,220 83,683 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . (2,720) 13,314 6,196 20,226 Deferred taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,207 9,720 8,244 (6,869) Gain on sale of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (47,545) Change in contingent earn-out liability . . . . . . . . . . . . . . . . . . . . . . . . — 947 — 1,774 Unrealized (gain) loss on derivatives not designated as hedging instruments included in net income. . . . . . . . . . . . . . . . . . . . . . . . . . . (3,815) (1,525) (9,581) 4,541 Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency . . . . . . . . . . . . . . . . . . . . . . . 193 4,889 (2,663) 13,275 Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,675 794 2,420 817 Changes in operating assets and liabilities: . . . . . . . . . . . . . . . . . . . . Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,575) (7,617) (11,866) (16,456) Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,862 1,628 (9,454) (7,357) Prepaid expenses and other assets . . . . . . . . . . . . . . . . . . . . . . . . (9,180) 719 (8,397) (4,174) Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47,253 45,225 48,839 43,604 Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . 26,831 20,347 42,489 37,194 Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . 183,270 160,363 205,490 176,742 Investing activities Purchases of property, plant and equipment . . . . . . . . . . . . . . . . . . . . . (17,741) (18,217) (38,767) (38,674) Proceeds from the sale of subsidiaries, net of transactions costs and cash divested. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — 93,779 Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . (271,269) — (289,269) (110) Purchases of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (254) (22) (278) Capitalization of software and website development costs . . . . . . . . . . (10,688) (9,180) (21,921) (18,114) Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 205 117 523 334 Other investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (447) 1,170 (52) (1,003) Net cash (used in) provided by investing activities . . . . . . . . . . . . . . . . (299,940) (26,364) (349,508) 35,934 Financing activities Proceeds from borrowings of debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 447,842 131,817 692,938 311,349 Payments of debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (268,305) (252,788) (474,997) (487,466) Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13) — (1,471) (3,251) Payments of withholding taxes in connection with equity awards . . . . . (359) (908) (2,125) (2,098) Payments of capital lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . (4,598) (4,804) (8,780) (9,462) Purchase of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14,043) (14,465) (14,043) (55,139) Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . (41,177) — (41,177) — Distribution to noncontrolling interest . . . . . . . . . . . . . . . . . . . . . . . . . . (3,375) — (3,375) — Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . 2,891 2,949 2,891 9,019 Issuance of loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (12,000) Proceeds from sale of noncontrolling interest . . . . . . . . . . . . . . . . . . . . — — — 35,390 Other financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (645) (83) — (83) Net cash provided by (used in) financing activities . . . . . . . . . . . . . . . . 118,218 (138,282) 149,861 (213,741) Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . (1,352) 1,547 (1,806) 3,390 Page 26 of 39

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (unaudited, in thousands) Change in cash held for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — 12,042 Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . 196 (2,736) 4,037 14,367 Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . 48,068 42,800 44,227 25,697 Cash and cash equivalents at end of period. . . . . . . . . . . . . . . . . . . . . $ 48,264 $ 40,064 $ 48,264 $ 40,064 Please see non-GAAP reconciliations at the end of this document. Page 27 of 39

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, constant- currency revenue growth excluding revenue from acquisitions and divestitures made in the last twelve months, Adjusted Net Operating Profit, Adjusted EBITDA, free cash flow and Trailing-Twelve-Month Return on Invested Capital: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above. The organic constant-currency growth rate excludes Albumprinter revenue from Q1 FY2017 through Q1 FY2018, Digipri (the part of our Japan business that we previously sold) revenue for Q2 FY2018, and VIDA and BuildASign revenue for all periods. • Adjusted Net Operating Profit is defined as GAAP operating income plus interest expense associated with our Waltham, Massachusetts lease, excluding M&A related items such as acquisition-related amortization and depreciation, changes in the fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense, plus the impact of certain unusual items such as discontinued operations, restructuring charges, impairments, or gains related to the purchase or sale of subsidiaries, plus certain realized gains or losses on currency derivatives that are not included in operating income. • Adjusted EBITDA is defined as operating income plus depreciation and amortization (excluding depreciation and amortization related to our Waltham, Massachusetts office lease) plus share-based compensation expense plus proceeds from insurance plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives less interest expense related to our Waltham, Massachusetts office lease less gain on purchase or sale of subsidiaries. • Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. • Trailing-Twelve-Month Return on Invested Capital is Adjusted NOPAT or Adjusted NOPAT excluding share- based compensation, divided by debt plus redeemable noncontrolling interest plus shareholders equity, less excess cash. Adjusted NOPAT is defined as Adjusted NOP from above, less cash taxes. Adjusted NOPAT excluding share-based compensation adds back all share-based compensation expense that has not already been added back to Adjusted NOPAT. Excess cash is cash and equivalents greater than 5% of last twelve month revenues and, if negative, is capped at zero. Operating leases have not been converted to debt for purposes of this calculation. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, as we have become more acquisitive over recent years we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for our currency forward contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.  Page 28 of 39

REVENUE GROWTH RATES BY SEGMENT

(Quarterly)

Vistaprint	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	7%	11%	5%	11 %	13 %	11 %	11 %	6%	1%
Currency impact	2%	1%	1%	(1)%	(4)%	(4)%	(2)%	1%	2%
Revenue growth in constant currency	9%	12%	6%	10 %	9 %	7 %	9 %	7%	3%

Upload and Print	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	63 %	22 %	10%	22 %	26 %	29 %	19 %	7%	6%
Currency impact	3 %	5 %	4%	(6)%	(10)%	(17)%	(9)%	2%	3%
Revenue growth in constant currency	66 %	27 %	14%	16 %	16 %	12 %	10 %	9%	9%
Impact of TTM acquisitions	(55)%	(14)%	—%	— %	— %	— %	— %	—%	—%
Revenue growth in constant currency excl. TTM acquisitions	11 %	13 %	14%	16 %	16 %	12 %	10 %	9%	9%

National Pen	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth[1]	N/A	100 %	100 %	100 %	100 %	39 %	22 %	10%	5%
Currency impact	N/A	— %	— %	— %	— %	(9)%	(3)%	1%	2%
Revenue growth in constant currency	N/A	100 %	100 %	100 %	100 %	30 %	19 %	11%	7%
Impact of TTM acquisitions	N/A	(100)%	(100)%	(100)%	(100)%	— %	— %	—%	—%
Revenue growth in constant currency excl. TTM acquisitions	N/A	— %	— %	— %	— %	30 %	19 %	11%	7%
Pro Forma National Pen Growth Rates:									
Pro forma revenue growth in U.S. dollars	*N/A*	*(8)%*	*(5)%*	*(5)%*	*33 %*	*N/A*	*N/A*	*N/A*	*N/A*
Currency impact	*N/A*	*3 %*	*3 %*	*(2)%*	*(5)%*	*N/A*	*N/A*	*N/A*	*N/A*
Pro forma revenue growth in constant currency	*N/A*	*(5)%*	*(2)%*	*(7)%*	*28 %*	*N/A*	*N/A*	*N/A*	*N/A*
Impact of discontinued operations	*N/A*	*3 %*	*3 %*	*4 %*	*— %*	*N/A*	*N/A*	*N/A*	*N/A*
Pro forma revenue growth in constant currency, excluding discontinued operations	*N/A*	*(2)%*	*1 %*	*(3)%*	*28 %*	*N/A*	*N/A*	*N/A*	*N/A*

All Other Businesses	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	(7)%	(8)%	6%	7 %	(53)%	(33)%	(33)%	(33)%	194 %
Currency impact	— %	(1)%	1%	(2)%	— %	— %	2 %	6 %	7 %
Revenue growth in constant currency	(7)%	(9)%	7%	5 %	(53)%	(33)%	(31)%	(27)%	201 %
Impact of TTM acquisitions and divestitures	— %	— %	—%	35 %	77 %	86 %	77 %	56 %	(184)%
Revenue growth in constant currency excl. TTM acquisitions & divestitures	(7)%	(9)%	7%	40 %	24 %	53 %	46 %	29 %	17 %

[1]National Pen's reported revenue growth was 100% from Q3 FY17 to Q2 FY18 since we did not own this business in the corresponding year-ago periods.

Values may not sum to total due to rounding.

Page 29 of 39

CONSTANT-CURRENCY REVENUE GROWTH RATES
(Quarterly)

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	16 %	26 %	18 %	27 %	32 %	16 %	12 %	5%	8 %
Currency impact	2 %	2 %	2 %	(3)%	(5)%	(8)%	(4)%	1%	3 %
Revenue growth in constant currency	18 %	28 %	20 %	24 %	27 %	8 %	8 %	6%	11 %
Impact of TTM acquisitions, divestitures & JVs	(10)%	(17)%	(11)%	(12)%	(16)%	3 %	3 %	2%	(5)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	8 %	11 %	9 %	12 %	11 %	11 %	11 %	8%	6 %

CONSTANT-CURRENCY REVENUE GROWTH RATES
(YTD)

	YTD Q2FY17	YTD Q2FY18	YTD Q2FY19
Reported revenue growth	17 %	30 %	7 %
Currency impact	1 %	(4)%	2 %
Revenue growth in constant currency	18 %	26 %	9 %
Impact of TTM acquisitions, divestitures & JVs	(11)%	(15)%	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	7 %	11 %	7 %

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES
(Quarterly)

Total Company	Q2FY16	Q3FY16	Q4FY16	Q1FY17
Reported revenue growth	13 %	29 %	26 %	18 %
Currency impact	7 %	2 %	— %	1 %
Revenue growth in constant currency	20 %	31 %	26 %	19 %
Impact of TTM acquisitions, divestitures & JVs	(10)%	(21)%	(15)%	(13)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	10 %	10 %	11 %	6 %

Values may not sum to total due to rounding.

Page 30 of 39

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES, CONT'D

(Quarterly)

Total Company	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	16 %	26 %	18 %	27 %	32 %	16 %	12 %	5%	8 %
Currency impact	2 %	2 %	2 %	(3)%	(5)%	(8)%	(4)%	1%	3 %
Revenue growth in constant currency	18 %	28 %	20 %	24 %	27 %	8 %	8 %	6%	11 %
Impact of TTM acquisitions, divestitures & JVs	(10)%	(17)%	(11)%	(12)%	(16)%	3 %	3 %	2%	(5)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	8 %	11 %	9 %	12 %	11 %	11 %	11 %	8%	6 %
2-Year Stacked Organic Constant-Currency	**Q2'16+ Q2'17**	**Q3'16+ Q3'17**	**Q4'16+ Q4'17**	**Q1'17+ Q1'18**	**Q2'17+ Q2'18**	**Q3'17+ Q3'18**	**Q4'17+ Q4'18**	**Q1'18+ Q1'19**	**Q2'18+ Q2'19**
Year 1 (Earlier of the 2 Stacked Periods)	10 %	10 %	11 %	6 %	8 %	11 %	9 %	12%	11 %
Year 2 (More Recent of the 2 Stacked Periods)	8 %	11 %	9 %	12 %	11 %	11 %	11 %	8%	6 %
Year 1 + Year 2	18 %	21 %	20 %	18 %	19 %	22 %	20 %	20%	17 %

Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes Albumprinter revenue from Q1 FY2017 through Q1 FY2018, Digipri (the part of our Japan business that we previously sold) revenue, for Q2 FY2018, and VIDA and BuildASign revenue for all periods.

Vistaprint	Q2FY16	Q3FY16	Q4FY16	Q1FY17
Reported revenue growth	3%	8%	12%	7%
Currency impact	5%	2%	—%	1%
Revenue growth in constant currency	8%	10%	12%	8%
Impact of TTM acquisitions, divestitures & JVs	—%	—%	—%	—%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	8%	10%	12%	8%

Vistaprint	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	7%	11%	5%	11 %	13 %	11 %	11 %	6%	1%
Currency impact	2%	1%	1%	(1)%	(4)%	(4)%	(2)%	1%	2%
Revenue growth in constant currency	9%	12%	6%	10 %	9 %	7 %	9 %	7%	3%
Impact of TTM acquisitions, divestitures & JVs	—%	—%	—%	— %	— %	— %	— %	—%	—%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	9%	12%	6%	10 %	9 %	7 %	9 %	7%	3%
2-Year Stacked Organic Constant-Currency	**Q2'16+ Q2'17**	**Q3'16+ Q3'17**	**Q4'16+ Q4'17**	**Q1'17+ Q1'18**	**Q2'17+ Q2'18**	**Q3'17+ Q3'18**	**Q4'17+ Q4'18**	**Q1'18+ Q1'19**	**Q2'18+ Q2'19**
Year 1 (Earlier of the 2 Stacked Periods)	8%	10%	12%	8 %	9 %	12 %	6 %	10%	9%
Year 2 (More Recent of the 2 Stacked Periods)	9%	12%	6%	10 %	9 %	7 %	9 %	7%	3%
Year 1 + Year 2	17%	22%	18%	18 %	18 %	19 %	15 %	17%	12%

Values may not sum to total due to rounding.

Page 31 of 39

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES, CONT'D
(Quarterly)

Upload and Print	Q2FY16	Q3FY16	Q4FY16	Q1FY17
Reported revenue growth	112 %	201 %	94 %	72 %
Currency impact	16 %	2 %	(2)%	1 %
Revenue growth in constant currency	128 %	203 %	92 %	73 %
Impact of TTM acquisitions, divestitures & JVs	(97)%	(178)%	(71)%	(61)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	31 %	25 %	21 %	12 %

Upload and Print	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Reported revenue growth	63 %	22 %	10%	22 %	26 %	29 %	19 %	7%	6%
Currency impact	3 %	5 %	4%	(6)%	(10)%	(17)%	(9)%	2%	3%
Revenue growth in constant currency	66 %	27 %	14%	16 %	16 %	12 %	10 %	9%	9%
Impact of TTM acquisitions, divestitures & JVs	(55)%	(14)%	—%	— %	— %	— %	— %	—%	—%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	13 %	14%	16 %	16 %	12 %	10 %	9%	9%

2-Year Stacked Organic Constant-Currency	Q2'16+ Q2'17	Q3'16+ Q3'17	Q4'16+ Q4'17	Q1'17+ Q1'18	Q2'17+ Q2'18	Q3'17+ Q3'18	Q4'17+ Q4'18	Q1'18+ Q1'19	Q2'18+ Q2'19
Year 1 (Earlier of the 2 Stacked Periods)	31 %	25 %	21%	12 %	11 %	13 %	14 %	16%	16%
Year 2 (More Recent of the 2 Stacked Periods)	11 %	13 %	14%	16 %	16 %	12 %	10 %	9%	9%
Year 1 + Year 2	42 %	38 %	35%	28 %	27 %	25 %	24 %	25%	25%

GROSS PROFIT AND CONTRIBUTION PROFIT
(in millions except percentages)

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Total revenue	$576.9	$550.6	$564.3	$563.3	$762.1	$636.1	$631.1	$589.0	$825.6
Cost of revenue	$276.4	$268.5	$279.1	$283.8	$360.3	$319.2	$316.6	$302.5	$411.5
Gross profit (revenue minus cost of revenue)	**$300.5**	**$282.1**	**$285.2**	**$279.5**	**$401.8**	**$316.9**	**$314.6**	**$286.5**	**$414.1**
as a percent of total revenue	*52.1%*	*51.2%*	*50.5%*	*49.6%*	*52.7%*	*49.8%*	*49.8%*	*48.6%*	*50.2%*
Advertising expense and payment processing fees	$103.6	$109.4	$99.4	$105.0	$140.8	$118.5	$108.8	$123.4	$147.8
Contribution profit (gross profit minus advertising/processing fees)	**$196.9**	**$172.7**	**$185.7**	**$174.5**	**$261.0**	**$198.4**	**$205.7**	**$163.2**	**$266.3**
as a percent of total revenue	*34.1%*	*31.4%*	*32.9%*	*31.0%*	*34.3%*	*31.2%*	*32.6%*	*27.7%*	*32.3%*

Values may not sum to total due to rounding.

Page 32 of 39

PROFIT (LOSS) BY REPORTABLE SEGMENT ("SEGMENT PROFIT")

(Quarterly and YTD, in thousands)

	Q2 FY2017	Q2 FY2018	Q2 FY2019	YTD Q2FY17	YTD Q2FY18	YTD Q2FY19
Vistaprint	$ 67,016	$ 99,049	$ 83,788	$ 92,288	$ 129,944	$ 131,052
Upload and Print	16,798	22,470	22,454	30,249	37,238	38,633
National Pen	N/A	17,645	24,862	N/A	18,830	6,826
All Other Businesses	(2,107)	(8,566)	(7,582)	(11,859)	(16,117)	(17,153)
Total segment profit	**$ 81,707**	**$ 130,598**	**$ 123,522**	**$ 110,678**	**$ 169,895**	**$ 159,358**
Central and corporate costs ex. unallocated SBC	(25,923)	(25,924)	(27,046)	(52,652)	(52,109)	(55,111)
Unallocated SBC	(5,305)	(7,486)	11,138	(6,762)	(9,558)	7,070
Include: Realized (losses) gains on certain currency derivatives not included in operating income	6,839	(3,513)	7,446	8,727	(4,147)	9,053
Adjusted NOP	**$ 57,318**	**$ 93,675**	**$ 115,060**	**59,991**	**$ 104,081**	**$ 120,370**
Exclude: Realized losses (gains) on certain currency derivatives not included in operating income	(6,839)	3,513	(7,446)	(8,727)	4,147	(9,053)
Acquisition-related amortization and depreciation	(10,019)	(12,613)	(14,913)	(20,232)	(25,300)	(26,283)
Earn-out related charges[1]	(7,010)	(1,254)	—	(23,257)	(2,391)	—
Share-based compensation related to investment consideration	(601)	(1,007)	(2,893)	(4,704)	(1,047)	(2,893)
Restructuring-related charges	(1,100)	(11,501)	(1,026)	(1,100)	(12,355)	(1,196)
Interest expense for Waltham, MA lease	1,956	1,896	1,833	3,926	3,807	3,682
Gain on the purchase or sale of subsidiaries[2]	—	—	—	—	48,380	—
Total income from operations	**$ 33,705**	**$ 72,709**	**$ 90,615**	**$ 5,897**	**$ 119,322**	**$ 84,627**

[1]Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
[2]Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the three months ended September 30, 2017.

Values may not sum to total due to rounding.

Page 33 of 39

ADJUSTED NET OPERATING PROFIT
(Quarterly, in millions except percentages)

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
GAAP operating income (loss)	$33.7	($41.9)	($9.7)	$46.6	$72.7	$16.6	$21.9	($6.0)	$90.6
Exclude expense (benefit) impact of:									
Acquisition-related amortization and depreciation	$10.0	$13.5	$12.7	$12.7	$12.6	$13.0	$11.8	$11.4	$14.9
Earn-out related charges[1]	$7.0	$4.9	$12.2	$1.1	$1.3	$—	$—	$—	$—
Share-based compensation related to investment consideration	$0.6	$0.4	$4.6	$—	$1.0	$—	$5.7	$—	$2.9
Certain impairments[2]	$—	$9.6	$—	$—	$—	$—	$—	$—	$—
Restructuring related charges	$1.1	$24.8	$0.8	$0.9	$11.5	$2.3	$0.6	$0.2	$1.0
Less: Interest expense associated with Waltham, MA lease	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)	($1.8)	($1.8)	($1.8)	($1.8)
Less: Gain on the purchase or sale of subsidiaries[3]	$—	$—	$—	($48.4)	$—	$—	$0.4	$—	$—
Include: Realized (losses) gains on certain currency derivatives not included in operating income	$6.8	$4.6	$3.2	($0.6)	($3.5)	($4.8)	($2.5)	$1.6	$7.4
Adjusted NOP	**$57.3**	**$13.9**	**$21.9**	**$10.4**	**$93.7**	**$25.3**	**$36.1**	**$5.3**	**$115.1**
Adjusted NOP as a percent of total revenue	*9.9%*	*2.5%*	*3.9%*	*1.8%*	*12.3%*	*4.0%*	*5.7%*	*0.9%*	*13.9%*

ADJUSTED NET OPERATING PROFIT
(TTM, in millions)

	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19	TTM Q2FY19
GAAP operating income (loss)	$4.4	($20.0)	($45.7)	$28.7	$67.7	$126.3	$157.8	$105.2	$123.1
Exclude expense (benefit) impact of:									
Acquisition-related amortization and depreciation	$41.6	$44.3	$46.4	$48.9	$51.5	$51.0	$50.1	$48.8	$51.1
Earn-out related charges[1]	$25.9	$29.9	$40.4	$25.3	$19.5	$14.6	$2.4	$1.3	$—
Share-based compensation related to investment consideration	$7.0	$6.2	$9.6	$5.6	$6.0	$5.6	$6.8	$6.8	$8.6
Certain impairments[2]	$38.8	$10.8	$9.6	$9.6	$9.6	$—	$—	$—	$—
Restructuring related charges	$1.1	$25.9	$26.7	$27.6	$38.0	$15.5	$15.2	$14.6	$4.1
Less: Interest expense associated with Waltham, MA lease	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)	($7.5)	($7.5)	($7.4)	($7.4)
Less: Gain on the purchase or sale of subsidiaries[3]	$—	$—	$—	($48.4)	($48.4)	($48.4)	($47.9)	$0.4	$0.4
Include: Realized (losses) gains on certain currency derivatives not included in operating income	$11.0	$14.2	$16.5	$14.0	$3.6	($5.8)	($11.4)	($9.2)	$1.8
Adjusted NOP	**$122.0**	**$103.4**	**$95.7**	**$103.5**	**$139.8**	**$151.3**	**$165.5**	**$160.4**	**$181.8**

[1]Includes expense recognized for the change in fair value of contingent consideration & compensation expense related to cash-based earn-out mechanisms dependent upon continued employment.
[2]Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles-Goodwill and Other" or ASC 360- "Property, plant, and equipment."
[3]Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the three months ended September 30, 2017.

Values may not sum to total due to rounding. Page 34 of 39

ADJUSTED EBITDA
(Quarterly, in millions)

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
GAAP operating income (loss)	$33.7	($41.9)	($9.7)	$46.6	$72.7	$16.6	$21.9	($6.0)	$90.6
Depreciation and amortization	$37.0	$44.5	$42.6	$42.4	$41.3	$43.4	$41.9	$40.7	$44.5
Waltham, MA lease depreciation adjustment	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)
Share-based compensation expense[1]	$11.3	$6.5	$13.0	$6.8	$12.8	$12.8	$16.7	$8.9	($2.7)
Proceeds from insurance	$—	$0.2	$—	$—	$0.4	$0.3	$—	$—	$—
Interest expense associated with Waltham, MA lease	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)	($1.8)	($1.8)	($1.8)	($1.8)
Earn-out related charges	$7.0	$4.9	$12.2	$1.1	$1.3	$—	$—	$—	$—
Certain impairments and other adjustments	$—	$9.6	$—	$—	$0.5	$0.9	$1.5	($0.1)	$0.1
Gain on purchase or sale of subsidiaries	$—	$—	$—	($48.4)	$—	$—	$0.4	$—	$—
Restructuring related charges	$1.1	$24.8	$0.8	$0.9	$11.5	$2.3	$0.6	$0.2	$1.0
Realized gains (losses) on currency derivatives not included in operating income	$6.8	$4.6	$3.2	($0.6)	($3.5)	($4.8)	($2.5)	$1.6	$7.4
Adjusted EBITDA[2,3]	**$93.9**	**$50.2**	**$59.2**	**$45.8**	**$134.0**	**$68.7**	**$77.6**	**$42.5**	**$138.1**

ADJUSTED EBITDA
(YTD, in millions)

	YTD Q2FY17	YTD Q2FY18	YTD Q2FY19
GAAP operating income (loss)	$5.9	$119.3	$84.6
Depreciation and amortization	$72.5	$83.7	$85.2
Waltham, MA lease depreciation adjustment	($2.1)	($2.1)	($2.1)
Share-based compensation expense[1]	$22.8	$19.6	$6.2
Proceeds from insurance	$0.7	$0.4	$—
Interest expense associated with Waltham, MA lease	($3.9)	($3.8)	($3.7)
Earn-out related charges	$23.3	$2.4	$—
Certain impairments and other adjustments	$—	$0.5	$—
Gain on purchase or sale of subsidiaries	$—	($48.4)	$—
Restructuring related charges	$1.1	$12.4	$1.2
Realized gains (losses) on currency derivatives not included in operating income	$8.7	($4.1)	$9.1
Adjusted EBITDA[2,3]	**$129.0**	**$179.8**	**$180.5**

Values may not sum to total due to rounding.

Page 35 of 39

ADJUSTED EBITDA
(TTM, in millions)

	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19	TTM Q2FY19
GAAP operating income (loss)	$4.4	($20.0)	($45.7)	$28.7	$67.7	$126.3	$157.8	$105.2	$123.1
Depreciation and amortization	$142.6	$152.6	$159.7	$166.5	$170.8	$169.7	$169.0	$167.3	$170.5
Waltham, MA lease depreciation adjustment	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)
Share-based compensation expense[1]	$34.4	$35.0	$42.4	$37.6	$39.1	$45.4	$49.1	$51.2	$35.7
Proceeds from insurance	$1.5	$1.6	$0.8	$0.2	$0.5	$0.7	$0.7	$0.7	$0.3
Interest expense associated with Waltham, MA lease	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)	($7.5)	($7.5)	($7.4)	($7.4)
Earn-out related charges	$25.9	$29.9	$40.4	$25.3	$19.5	$14.6	$2.4	$1.3	$0.0
Certain impairments and other adjustments	$38.8	$10.8	$9.6	$9.6	$10.1	$1.4	$2.9	$2.8	$2.4
Gain on purchase or sale of subsidiaries	$—	$—	$—	($48.4)	($48.4)	($48.4)	($47.9)	$0.4	$0.4
Restructuring related charges	$1.1	$25.9	$26.7	$27.6	$38.0	$15.5	$15.2	$14.6	$4.1
Realized gains (losses) on currency derivatives not included in operating income	$11.0	$14.2	$16.5	$14.0	$3.6	($5.8)	($11.4)	($9.2)	$1.8
Adjusted EBITDA[2,3]	**$247.6**	**$238.0**	**$238.4**	**$249.2**	**$289.2**	**$307.7**	**$326.1**	**$322.8**	**$326.8**

[1]From Q4FY17 through Q3FY18 the SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This letter uses the definition of Adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to Adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to Adjusted EBITDA attributable to non-controlling interests. This is to most closely align to our debt covenant and cash flow reporting.

FREE CASH FLOW
(Quarterly, in millions)

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Net cash provided by operating activities	$105.1	$9.0	$33.1	$16.4	$160.4	($32.1)	$47.7	$22.2	$183.3
Purchases of property, plant and equipment	($16.9)	($20.7)	($17.2)	($20.5)	($18.2)	($8.8)	($13.5)	($21.0)	($17.7)
Purchases of intangible assets not related to acquisitions	($0.1)	$—	($0.1)	$—	($0.3)	$—	$—	$—	$—
Capitalization of software and website development costs	($10.8)	($9.6)	($8.6)	($8.9)	($9.2)	($11.4)	($11.4)	($11.2)	($10.7)
Payment of contingent earn-out liabilities	$—	$—	$—	$—	$—	$49.2	$—	$—	$—
Free cash flow	**$77.3**	**($21.3)**	**$7.1**	**($13.0)**	**$132.7**	**($3.0)**	**$22.8**	**($10.1)**	**$154.8**

Reference:

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Value of capital leases	$2.8	$7.2	$2.3	$—	$0.1	$0.4	$—	$3.6	$3.7
Cash restructuring payments	$—	$7.5	$7.5	$4.1	$6.8	$4.2	$2.2	$1.2	$0.4
Cash paid during the period for interest	$14.8	$7.3	$17.8	$8.4	$17.4	$8.0	$22.8	$7.5	$22.3
Interest expense for Waltham, MA Lease	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)	($1.8)	($1.8)	($1.8)	($1.8)
Cash interest related to borrowing	**$12.8**	**$5.4**	**$15.9**	**$6.5**	**$15.5**	**$6.2**	**$20.9**	**$5.7**	**$20.4**

Values may not sum to total due to rounding. Page 36 of 39

FREE CASH FLOW

(YTD, in millions)

	YTD Q2FY17	YTD Q2FY18	YTD Q2FY19
Net cash provided by operating activities	$ 114.7	$ 176.7	$ 205.5
Purchases of property, plant and equipment	$ (36.3)	$ (38.7)	$ (38.8)
Purchases of intangible assets not related to acquisitions	$ (0.1)	$ (0.3)	$ —
Capitalization of software and website development costs	$ (19.1)	$ (18.1)	$ (21.9)
Payment of contingent earn-out liabilities	$ —	$ —	$ —
Proceeds from insurance related to investing activities	$ —	$ —	$ —
Free cash flow	**$ 59.2**	**$ 119.7**	**$ 144.8**

Reference:

Value of capital leases	$ 4.9	$ 0.1	$ 7.2
Cash restructuring payments	$ —	$ 10.9	$ 1.7
Cash paid during the period for interest	$ 20.2	$ 25.9	$ 29.8
Interest expense for Waltham, MA Lease	$ (3.9)	$ (3.8)	$ (3.7)
Cash interest related to borrowing	**$ 16.2**	**$ 22.1**	**$ 26.1**

FREE CASH FLOW

(TTM, in millions)

	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19	TTM Q2FY19
Net cash provided by operating activities	$199.7	$175.8	$156.7	$163.5	$218.8	$177.7	$192.3	$198.2	$221.1
Purchases of property, plant and equipment	($73.1)	($74.7)	($74.2)	($75.3)	($76.6)	($64.7)	($60.9)	($61.5)	($61.0)
Purchases of intangible assets not related to acquisitions	($0.2)	($0.1)	($0.2)	($0.2)	($0.4)	($0.4)	($0.3)	($0.3)	($0.1)
Capitalization of software and website development costs	($33.3)	($36.8)	($37.3)	($37.9)	($36.3)	($38.1)	($40.8)	($43.1)	($44.7)
Payment of contingent earn-out liabilities	$8.6	$8.6	$—	$—	$—	$49.2	$49.2	$49.2	$49.2
Free cash flow	**$101.7**	**$72.7**	**$45.1**	**$50.1**	**$105.6**	**$123.8**	**$139.5**	**$142.5**	**$164.6**

Reference:

Value of capital leases	$9.4	$12.4	$14.4	$12.3	$9.6	$2.9	$0.5	$4.1	$7.6
Cash restructuring payments	$0.4	$7.5	$15.0	$19.1	$25.9	$22.6	$17.3	$14.5	$8.1
Cash paid during the period for interest	$39.8	$42.2	$45.3	$48.3	$51.0	$51.7	$56.6	$55.7	$60.6
Interest expense for Waltham, MA Lease	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)	($7.5)	($7.5)	($7.4)	($7.4)
Cash interest related to borrowing	**$31.9**	**$34.4**	**$37.5**	**$40.7**	**$43.4**	**$44.2**	**$49.1**	**$48.3**	**$53.2**

Values may not sum to total due to rounding.

Page 37 of 39

RETURN ON INVESTED CAPITAL

(TTM, in millions except percentages)

	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19	Q2FY19
Total Debt	$876.1	$891.5	$876.7	$820.8	$700.5	$812.6	$826.8	$863.6	$1,048.4
Redeemable Non-Controlling Interest	$41.8	$42.6	$45.4	$83.8	$85.5	$87.8	$86.2	$91.4	$53.4
Total Shareholders Equity	$99.8	$84.7	$75.2	$84.5	$119.7	$93.6	$93.9	$82.1	$128.2
Excess Cash[1]	—	—	—	—	—	—	—	—	—
Invested Capital[2]	$1,017.8	$1,018.8	$997.3	$989.1	$905.7	$994.0	$1,006.9	$1,037.2	$1,230.0
Average Invested Capital[3]	$934.0	$960.3	$982.2	$1,005.7	$977.7	$971.5	$974.0	$986.0	$1,067.0

	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19	TTM Q2FY19
Adjusted NOP	$122.0	$103.4	$95.7	$103.5	$139.8	$151.3	$165.5	$160.4	$181.8
Less: Cash Taxes	$29.3	$44.6	$49.3	$46.2	$39.5	$31.3	$32.3	$32.4	$32.8
Adjusted NOPAT	$92.6	$58.8	$46.4	$57.3	$100.3	$120.0	$133.2	$128.0	$149.0
Average Invested Capital[3] (from above)	$934.0	$960.3	$982.2	$1,005.7	$977.7	$971.5	$974.0	$986.0	$1,067.0
TTM Adjusted ROIC (cash tax)	*10%*	*6%*	*5%*	*6%*	*10%*	*12%*	*14%*	*13%*	*14%*
Adjusted NOPAT (from above)	$92.6	$58.8	$46.4	$57.3	$100.3	$120.0	$133.2	$128.0	$149.0
Add back: SBC included in Adjusted NOP[4]	$27.4	$28.8	$32.7	$32.0	$33.2	$39.8	$42.3	$44.5	$27.1
TTM Adjusted NOPAT excluding SBC	$120.0	$87.6	$79.1	$89.4	$133.6	$159.9	$175.7	$172.5	$176.1
Average Invested Capital[3] (from above)	$934.0	$960.3	$982.2	$1,005.7	$977.7	$971.5	$974.0	$986.0	$1,067.0
TTM Adjusted ROIC excluding SBC (cash tax)	*13%*	*9%*	*8%*	*9%*	*14%*	*16%*	*18%*	*18%*	*17%*

[1] *Excess cash is cash and equivalents > 5% of last twelve month revenues; if negative, capped at zero.*

[2,3] *Average invested capital represents a four quarter average of total debt, redeemable non-controlling interests and total shareholder equity, less excess cash.*

[4] *Adjusted NOP already excludes SBC related to investment consideration and restructuring. Here we remove the remaining SBC, so that the "Adjusted NOPAT excluding SBC" excludes all SBC.*

Values may not sum to total due to rounding.

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ABOUT CIMPRESS: Cimpress N.V. (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vistaprint and WIRmachenDRUCK. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Jenna Marvel Paul McKinlay ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenues, profits, and cash flows; planned changes in our Vistaprint, Upload and Print, and National Pen businesses and the anticipated effects of those changes on our revenue, cash flow, and intrinsic value; our investments in our businesses and the effects of the investments; the performance and integration of the recently acquired BuildASign business; our estimates of restructuring charges relating to the Vistaprint transition; and the matters discussed in the section entitled "Outlook Update." Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make or the failure of those investments to achieve the results we expect; our failure to address performance issues in some of our businesses; the failure of the businesses we acquire or invest in to perform as expected; our failure to develop and deploy our mass customization platform or the failure of the mass customization platform to drive the efficiencies and competitive advantage we expect; loss of key personnel; unanticipated changes in our markets, customers, or business; our failure to reposition our Vistaprint brand and to promote and strengthen all of our brands; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business and expand our operations; the willingness of purchasers of customized products and services to shop online; changes in the laws and regulations, or in the interpretation of laws and regulations, that affect our businesses; our failure to maintain compliance with the covenants in our senior secured revolving credit facility and senior unsecured notes or to pay our debts when due; competitive pressures; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2018 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release. Page 39 of 39